Exhibit 10.9

[Certain identified information has been excluded from the exhibit because it is both not material and would likely cause competitive harm to the Trust if publicly disclosed.]
SPONSOR REPRESENTATIVE SERVICES AGREEMENT
This SPONSOR REPRESENTATIVE SERVICES AGREEMENT (the “Agreement”) is made as of this 16th day of December 2020, by and among Exchange Traded Concepts, LLC, an Oklahoma limited liability company (the “Representative”), Wilshire wShares Enhanced Gold Trust, a Delaware trust (the “Trust”), and sponsored by Wilshire Phoenix Funds LLC, a Delaware limited liability company (the “Sponsor”).  The activities of the Trust are described in the Registration Statement on Form S-1 (File No. 333-235913) (the “Registration Statement”) relating to the public offer and sale of interests in the Trust.  Any defined terms used in the Agreement and not defined herein shall have the meanings ascribed to those terms in the Registration Statement.
WITNESSETH
WHEREAS, the Trust has been formed by the Sponsor as a passively-managed exchange traded vehicle designed to track the performance of the Sponsor’s Wilshire Gold Index (the “Index”), as described in the Registration Statement;
WHEREAS, the Trust must undertake certain operational functions and seeks to appoint the Representative to undertake such services as described in this Agreement; and
WHEREAS, the Representative is willing to furnish such services to the Trust.
NOW, THEREFORE, the Parties hereto agree as follows:
1. Duties of the Representative.
(a)
The Trust hereby appoints the Representative as the Trust’s agent and attorney-in-fact solely with respect to interacting with the Cash Custodian, the Gold Custodian, the Administrator, the Trustee, the Index Calculation Agent, and other third-party service providers to the Trust (each, a “Service Provider”) for the purpose of effecting monthly rebalances of the Trust assets on a Rebalance Date, and effecting Creations, Redemptions, sales and other transactions in Trust Interests and the Representative hereby accepts such appointment, subject to Section 1(b).  The Representative shall have the authority, on behalf of, and in the name of, the Trust, to the extent specified herein and described in the Registration Statement, to make purchases and sales of Physical Gold as needed in order to track the performance of the Index.

(b)
The Representative shall, bearing in mind the best interests of the Trust at all times, fully and faithfully discharge all of its obligations, duties and responsibilities pursuant to this Agreement with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person rendering services as an investment manager and familiar with such matters would use (the “Standard of Care”). The Representative shall act in conformity with the Trust Agreement, the Registration Statement, and the instructions and directions of the Trust.  The Representative’s directions from the Trust on each Rebalance Date and on any date on which the Representative is effecting Creation, Redemptions, and other transactions in the Trust interests shall be based on Index calculations and Trust holdings as communicated by the Index Calculation Agent and the Administrator to the Trust (the “Instructions”).  The Representative shall comply in all material respects with applicable laws (the “Laws”) in discharging its obligations in this Agreement.

(c)
The Assets of the Trust will be held by the Cash Custodian and the Gold Custodian, as the case may be.  The Representative is not authorized to have actual or constructive custody of any Assets of the Trust. In connection with any of the foregoing, the Representative is further authorized to transfer or tender for cash such Assets. In all such purchases, sales or trades, each of the Trust and the Sponsor authorizes the Representative to act for the Trust, and at its risk, and in its name and on its behalf, in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or trades without prior consultation with the Sponsor or the Trust.

(d)
Subject to its obligations under this Agreement, including, but not limited to those in (f) below, the Representative shall not incur any liability for trading profits or losses resulting from any transactions executed by the Representative on behalf of the Trust, provided the Representative would not otherwise be liable to the Trust under the terms hereof. The Representative (i) agrees to act as the sole party retained by the Trust to execute transactions in the Trust’s Assets upon the terms and conditions and for the purposes set forth in this Agreement, and (ii) shall have sole authority and responsibility for directing purchases and sales of Physical Gold for the term of this Agreement pursuant to and in accordance with the Representative’s best judgment on each Rebalance Date and in connection with Creations and Redemptions in order to track the Index as described in the Registration Statement.

(e)
The Representative will place such orders with or through such custodians, brokers or dealers chosen by the Representative in accordance with any instructions as the Trust or the Sponsor may transmit to the Representative in writing from time to time, in conformity with all federal securities laws and subject to Section 1(f) hereof.  In connection with each Rebalance Date and regularly in connection with Creations, Redemptions, the Representative shall regularly instruct the Gold Custodian in order to ensure that the Trust’s Physical Gold is held, to the maximum extent possible, in allocated form.

(f)
In executing Trust transactions and selecting brokers or dealers, the Representative shall act in accordance with the Standard of Care and the policies and procedures set forth in the Registration Statement. In effecting any transaction, the Representative shall consider all factors that it deems relevant, including the ability to effect prompt and reliable executions at favorable prices; the operational efficiency with which transactions are effected; the financial strength, integrity and stability of the broker; and the competitiveness of commission rates in comparison with other brokers satisfying the Representative’s other selection criteria. It is understood that the costs of such services will not necessarily represent the lowest costs available and that the Representative is under no obligation to combine or arrange orders so as to obtain reduced charges.

(g)
The Representative shall keep the books and records relating to the Trust required to be maintained by the Representative under this Agreement and shall timely furnish to the Trustee and the Sponsor all information relating to the Representative and its key investment personnel providing services with respect to the Trust and the investment and the reinvestment of the Assets of the Trust. The Representative will submit periodic reports to the Trust and the Sponsor regarding the Representative’s activities under this agreement, no less than monthly, and as the Trustee and the Sponsor may otherwise reasonably request. The Representative agrees that all records that it maintains on behalf of the Trust are property of the Trust and the Representative will surrender promptly to the Trust any of such records upon the Trustee’s request; provided, however, that the Representative may retain a copy of such records.

(h)
The Trust and the Sponsor hereby authorizes the Representative to open accounts and execute documents in the name of, binding against and on behalf of the Trust for all purposes necessary or desirable in the Representative’s view to effectuate the Representative’s obligations under this Agreement and the Trust Agreement.  The Representative has authorized its employees identified on Schedule A to this Agreement (“Authorized Persons”) to act on the Representative’s behalf for this purpose.  The list of Authorized Persons may be amended from time to time by such Authorized Persons upon notice to the Trust and the Sponsor.

2. Duties of the Trust.  The Trust shall continue to have responsibility for all services to be provided to the Trust pursuant to the Trust Agreement and shall oversee and review the Representative’s performance of its duties under this Agreement.
3. Delivery of Documents.  The Trust has furnished the Representative with copies of each of the following documents: (i) the Trust Agreement, (ii) the Registration Statement, (iii) the Gold Custodian Agreement, (iv) the Cash Custodian Agreement, (v) any applicable policies and procedures of the Trust and (vi) any other documents deemed by the Representative to be necessary in the performance of its obligations under this Agreement. The Trust shall promptly furnish the Representative from time to time with copies of all amendments of or supplements to the foregoing. Until so provided, the Representative may continue to rely on those documents previously provided.  The Trust shall not, and shall not permit the Trust to use the Representative’s name or make representations regarding the Representative or its affiliates without prior written consent of the Representative, such consent not to be unreasonably withheld.
4. Compensation to the Representative.  For the services to be provided by the Representative pursuant to this Agreement, the Sponsor on behalf of the Trust shall pay the Representative a Representative Fee, in the amounts and at times provided in Schedule B to this Agreement, which may be amended from time to time in writing by the Parties.
5. Expenses.
(a)
The Representative will furnish, at its expense, all necessary facilities and personnel, including salaries, expenses and fees of any personnel required for the Representative to perform its duties under this Agreement and administrative facilities, including bookkeeping, and all equipment necessary for the efficient conduct of the Representative’s duties under this Agreement.

(b)
The Trust shall bear full responsibility for all of its costs and expenses related to its investments and operations as described in the Trust Agreement and the Registration Statement and, to the extent such expenses are paid initially by the Representative, shall reimburse the Representative for the same.

6. Indemnification.
(a)
The Representative and the Representative’s members, managers, employees, agents, advisors,  affiliates, and certain other persons (the “Indemnified Parties”) shall not be liable to the Trust or the Sponsor for any Losses (defined below) arising out of (i) any trade errors, acts or omissions, or alleged acts or omissions, including, without limitation, any action or omission arising out of, related to or in connection with the Trust or any entity in which the Trust has an interest, any transaction or activity relating to the Trust or any entity in which it has an interest, any investment or proposed investment made or held, or to be made or held by the Trust, or arising out of this Agreement or any similar matter, in each case, unless such action or inaction has been ultimately determined by a court or governmental body of competent jurisdiction to constitute fraud, bad faith, gross negligence, willful default, or a violation of a material provision of this Agreement, including the Standard of Care, or (ii) any trade errors, acts or omission, or alleged acts or omissions of any broker or agent of any Indemnified Party, provided that the selection, engagement or retention of such broker or agent was made in accordance with the Standard of Care. Each of the Indemnified Parties may consult with counsel and accountants in respect of the Trust’s affairs and be fully protected and justified in any action or inaction that is taken in accordance with the advice or opinion of such counsel or accountants, provided that they shall have been selected with reasonable care.

(b)
The Trust shall indemnify and hold harmless each Indemnified Party from and against any loss, cost, damage or expense including, without limitation, any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding, investigation or claim (“Losses”) suffered or sustained by an Indemnified Party by reason of (i) trade errors or any acts or omissions, alleged acts or omissions, including, without limitation, any action or omission or trade errors, arising out of, related to, or in connection with the Trust or any entity in which it has an interest, any investment or proposed investment made or held, or to be made or held by the Trust, or this Agreement or any similar matter, provided that such acts or omissions, alleged acts or omissions or trade errors upon which such actual or threatened action, proceeding or claim (a “Proceeding”) is based are not ultimately determined by a court or governmental body of competent jurisdiction to constitute fraud, bad faith, gross negligence, willful default, or a violation of a material provision of this Agreement, including the Standard of Care, or a material violation of the Trust Agreement by any Indemnified Party, or

(ii) any trade errors, acts or omissions, or alleged acts or omissions, of any broker or agent of any Indemnified Party, provided that the selection, engagement or retention of such broker or agent was made with reasonable care. The Trust shall promptly reimburse any Indemnified Party reasonable attorneys’ fees and other costs and expenses as they are incurred and in advance of the final disposition of any Proceeding in connection with the defense of any such Proceeding that arises out of the foregoing whether or not the provisos of (i) or (ii) apply.  In the event that such an advancement and/or expense reimbursement is made by the Trust, the Indemnified Party shall agree (or if a party hereto, hereby agrees) to reimburse the Trust for such fees, costs and expenses to the extent that it shall be finally determined by non-appealable order of a court of competent jurisdiction that it was not entitled to indemnification under this Section 6(b).  The rights of indemnification provided in this Section 6(b) will be in addition to any rights to which such Indemnified Party may otherwise be entitled by contract or as a matter of law and shall extend to its successors and assigns.

(c)
The Sponsor shall indemnify and hold harmless the Indemnified Parties against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) by reason of or arising out of the Sponsor’s willful misfeasance, bad faith or gross negligence generally in the performance of its duties hereunder or its reckless disregard of its obligations and duties under this Agreement.

(d)
Notwithstanding anything to the contrary, Sections 6(a), 6(b) and 6(c) of this Agreement will not be construed so as to provide for the indemnification of an Indemnified Party for any liability (including liability under ERISA or U.S. federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), or the advancement to an Indemnified Party of fees and expenses, to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but will be construed so as to effectuate the foregoing provisions to the fullest extent permitted by law.

7. Other Activities.  The Representative is not required to devote its full time to the affairs of the Trust, but must devote such of its time to the business and affairs of the Trust as it may determine, in its discretion exercised in good faith, to be necessary to conduct the affairs of the Trust, as outlined in this Agreement, for the benefit of the Trust and the partners of the Trust. Subject to this limitation, the Representative, its partners and principals and their affiliates are not precluded from engaging in or owning an interest in other business ventures or investment activities of any kind.
8. Representations and Warranties of Representative. The Representative represents and warrants to the Trust and the Sponsor as follows:
(a)	The Representative has all licenses and registrations necessary to perform the services contemplated by this Agreement;
(b)
The Representative will immediately notify the Trust of the occurrence of any event that would substantially impair the Representative’s ability to fulfill its commitment under this Agreement or disqualify the Representative from serving as Representative of the Trust;

(c)
The Representative will notify the Trust immediately upon detection of (i) any material failure to manage the Trust in accordance with the Trust’s stated investment objectives and policies or any applicable law; or (ii) any material breach of any of the Trust’s guidelines or procedures;

(d)	The Representative is fully authorized under all applicable law to enter into this Agreement and to perform the services described under this Agreement;
(e)
The Representative is a limited liability company duly organized and validly existing under the laws of the state of Oklahoma with the power to own and possess its assets and carry on its business as it is now being conducted; and

(f)	The Representative agrees to maintain an appropriate level of errors and omissions and professional liability insurance coverage.
9. Representations and Warranties of the Trust and the Sponsor. The Trust and the Sponsor each represent and warrant to the Representative, on a continuous basis throughout the term of this Agreement that each of the Trust and the Sponsor, as applicable:
(a)	Will immediately notify the Representative of the occurrence of any event that would substantially impair its ability to fulfill its commitment under this Agreement or the Trust Agreement;
(b)	Will notify the Representative immediately upon detection of any material breach of any of the Trust’s or the Sponsor’s policies, guidelines or procedures;
(c)	Is fully authorized under all applicable law to enter into this Agreement;
(d)
The Trust is a Delaware statutory trust duly organized and validly existing under the laws of the state of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

(e)
The Sponsor is a Delaware limited liability company duly organized and validly existing under the laws of the state of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

(f)
The execution, delivery and performance by the Trust of this Agreement are within the Trust’s powers and have been duly authorized by all necessary action on the part of the Trust and the execution, delivery and performance by the Trust of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Trust Agreement, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Trust;

(g)	This Agreement is a valid and binding agreement of the Trust and the Sponsor;
(h)
Within ninety (90) days after the Effective Date (as defined below) of this Agreement, the Sponsor agrees to use commercially reasonable efforts to obtain and maintain an appropriate level of errors and omissions and professional liability insurance coverage and shall provide the Representative with proof of such insurance coverage;

(i)	Reserved.
(j)
The Trust or the Sponsor, as applicable, shall promptly advise the Representative in writing of any investigation, examination (other than routine examinations provided, however, that all findings letters that identify material issues or compliance infractions shall be promptly disclosed to the Representative), complaint, disciplinary action or other proceeding involving the Trust or the Sponsor or any of its respective affiliates or any executive or professional employed by the Sub-Adviser, any Sub-Adviser or any of their respective affiliates relating to or affecting the Trust or the Sponsor’s ability to perform its respective duties, and operate and manage the Trust, which is commenced by the U.S. Securities Exchange Commission, or any other federal or state governmental, regulatory or self-regulatory or agency or organization, or any state Attorney General, or any foreign governmental, regulatory or self-regulatory agency or organization of any state in the United States or any international regulatory agency;

(k)	The Trust represents that it has and shall maintain anti-money laundering policies and procedures in compliance with applicable anti-money laundering legislation and regulations, including the anti-

money laundering laws and regulations of the U.S. and international laws and regulations, as applicable, as amended from time to time;
(l)
The Trust and the Sponsor agree to comply with the requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 and applicable federal securities laws and the respective rules and regulations thereunder, as applicable, as well as with all other applicable federal and state laws, rules, regulations and case law that relate to the services and relationships described hereunder and to the conduct of each of the Trust and Sponsor’s business (“Laws”);

(m)	The Trust is and will be excluded from the definition of “investment company” under the 1940 Act;
(n)
The Trust does not intend to accept investments that would cause the assets of the Trust that constitute “plan assets” within the meaning of the Employee Retirement Income Security Act of 1974, as amended, without the Trust notifying the Representative in advance that it intends to accept investments that will cause the Trust to exceed the 25% threshold of Plan Assets.

10.          Acknowledgement.
Each of the Sponsor and the Trust certifies and acknowledges to the Representative that it:
(a)
has fully disclosed to potential investors the fee provisions and other arrangements relating to the Trust’s account with the Representative and is satisfied that the potential investors have received sufficient information from the Representative to enable them to evaluate the terms of this Agreement;

(b)	fully understands the method of compensation provided herein and its associated risks; and
(c)
the Registration Statement, considered as a whole, and the Registration Statement considered on a stand-alone basis — but in each case excluding information provided by the Representative, if any— as provided to the Representative do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and are otherwise in compliance with applicable Laws.

11. Duration and Termination.
(a)
Duration.  This Agreement shall become effective when the Trust commences operations (the “Effective Date”) and will continue in full force so long as the Trust exists, unless sooner terminated in accordance with Section 11(b) below.

(b)	Termination. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:
(i)	By the Trust upon 60 days’ written notice to the Representative;
(ii)	By the Representative upon 60 days’ written notice to the Trust; or
(iii)	By the Representative or the Trust immediately, if for any reason other than a valid assignment under Section 13, the Sponsor is no longer the Sponsor of the Trust.
The termination of this Agreement does not extinguish the obligations of the Trust or Sponsor for the payment of fees and expenses in respect of services rendered by the Representative prior to the effective date of such termination.

12. Confidentiality.  Subject to the duty of the Trust and the Representative to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the Parties hereto shall treat as confidential all non-public information pertaining to the Trust and the actions of the Representative and the Trust in respect thereof (“Confidential Information”). It is understood that any information, recommendation or processes supplied or used by the Representative in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Sponsor, the Trust, or such persons as the Sponsor or Trust may designate in connection with the Trust.  It is also understood that any information supplied to the Representative in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Trust. The Representative shall maintain and enforce adequate security procedures with respect to all materials, records, documents and data relating to any of its responsibilities pursuant to this Agreement including all means for the effecting of transactions.  The Parties agree that information shall not be deemed confidential and the party, including its affiliates, consultants, service providers, directors, officers and shareholders (the “Receiving Party”) shall have no obligation to hold in confidence such information which (i) is, or subsequently becomes, legally and publicly available without breach of the Receiving Party of this Agreement; (ii) is rightfully obtained by the Receiving Party from a source other than the party disclosing the confidential information (the “Disclosing Party”) without any obligation of confidentiality, or is already known or in the possession of the Receiving Party before it is disclosed by the Disclosing Party, and the foregoing can be established by proper written evidence; (iii) is developed by or for the Receiving Party without use of the Confidential Information and such independent development can be established by proper written evidence; (iv) becomes available to the Receiving Party solely by lawful inspection or analysis of products offered for public sale; or (v) is transmitted by the Disclosing Party after receiving written notification from the Receiving Party that it does not desire to receive any further Confidential Information.  If the Receiving Party is obligated to disclose Confidential Information pursuant to a valid order issued by a court, government agency, regulatory or taxing authority of jurisdiction, the Receiving Party may disclose Confidential Information pursuant to such order, provided that the Receiving Party provides (a) prior written notice to the Disclosing Party of such obligation and (b) the opportunity to oppose such disclosure.
13. Assignment.  No assignment of this Agreement by any Party may be made without consent of the other Parties, and any such assignment made without such consent shall be null and void for all purposes, except that consent shall not be unreasonably withheld should the Trust seek to admit an affiliate in accordance with the provisions of the Trust Agreement; provided, however, that such entity assumes the obligations of the Trust hereunder. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the Parties hereto, their successors and assigns.
14. No Waiver.  No waiver of any provision of this Agreement shall be effective unless the same shall be in writing by the Party so waiving, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given.  No failure to exercise and no delay in exercising, on the part of the Representative or the Trust, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof.
15. Governing Law.  This Agreement shall be governed by the laws of the State of New York, without regard to conflict of law principles.
16. Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation, or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate, will be determined by arbitration.  The location of the arbitration will be Walnut Creek, CA.  The arbitration will be administered by the Judicial Arbitration and Mediation Services (JAMS) pursuant to its Comprehensive Arbitration Rules and Procedures. Disputes will not be resolved in any other forum or venue.  The parties agree that any arbitration will be conducted by a sole arbitrator who is experienced in dispute resolution regarding the securities industry.  Pre-arbitration discovery will be limited to the greatest extent provided by the rules of JAMS, the arbitration award will not include factual findings or conclusions of law, and no punitive damages will be awarded.  Notwithstanding any other rules, no arbitration proceeding brought against the Trust will be consolidated with any other arbitration proceeding without the Trust’s consent.  Judgment may be entered upon any award granted in any arbitration in any court of competent jurisdiction in the county and state in which the Trust has its principal office at the time the award is rendered, or in any other court having jurisdiction.  The arbitrator will, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.  NOTICE: By becoming a party to this Agreement, each party is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and is giving up any rights it might possess to have those matters litigated in a court or jury trial.  By becoming a party to this Agreement, each party is giving up its judicial rights to discovery and appeal except to the extent that they are specifically provided for under this Agreement.  If any party refuses to submit to arbitration after agreeing to this provision, that party may be compelled to arbitrate under federal or state law.  By becoming a party to this Agreement, each party confirms that its agreement to this arbitration provision is voluntary.

17. Non-Disparagement.  No party will, at any time, whether during or after the termination of this Agreement, publish or otherwise transmit any disparaging or defamatory statements, whether written or oral, regarding either party, including each party’s affiliates, employees, products, operations, procedures, policies or services.  This Section 17 in no way restricts or prevents a party from providing truthful testimony concerning the parties hereto or as required by court order or other legal process.
18. Independent Contractor.  For all purposes of this Agreement, the Representative is an independent contractor and not an employee or dependent agent of the Sponsor or the Trust. Nothing herein is to be construed as making the Sponsor or the Trust a partner or co-venturer with the Representative or any of its affiliates. Except as provided in this Agreement, the Representative has no authority to bind, obligate or represent the Sponsor or the Trust.
19. Severability.  Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors.
20. Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
21. Notice.  Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the Party giving notice to the other Party at the last address furnished by the other Party:

To the Representative at:	Exchange Traded Concepts, LLC 10900 Hefner Pointe Drive Suite 401 Oklahoma City, Oklahoma 73120 Attention: J. Garrett Stevens, CEO
To the Trust at:	Delaware Trust Company 251 Little Falls Drive Wilmington, DE 19808 Attention: Corporate Trust Administration

With a copy to the Sponsor at:	Wilshire Phoenix Funds LLC 2 Park Avenue, 20th Floor New York, NY 10016 Attention: William Cai, Partner

22. Amendment of Agreement.  This Agreement may be amended only by written agreement of the Trust, the Sponsor, and the Representative.
23. Entire Agreement.  This Agreement embodies the entire agreement and understanding between the Parties hereto, and supersedes all prior agreements and understandings relating to this Agreement’s subject matter.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

24. Headings.  The headings in the sections of this Agreement are inserted for convenience of reference only and will not constitute a part hereof.
25. The Sponsor.  It is expressly understood and agreed that:
(a)
this Agreement is executed and delivered on behalf of the Trust by the Sponsor, not individually or personally, but solely as the Sponsor in the exercise of the powers and authority conferred and vested in it;

(b)
the representations, covenants, undertakings and agreements made by the Trust in this Agreement are made and intended not as personal representations, undertakings and agreements by the Sponsor but are made and intended for the purpose of binding only the Trust;

(c)
nothing herein contained shall be construed as creating any liability on the Sponsor, individually or personally, to perform any covenant of the Trust either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto; and

(d)
under no circumstances shall the Sponsor be personally liable for the payment of any of the Trust’s indebtedness or expenses or be liable for the breach or failure of any obligation, duty, representation, warranty or covenant made or undertaken by the Trust under this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

TRUST:	REPRESENTATIVE:

WILSHIRE wSHARES ENHANCED GOLD TRUST	EXCHANGE TRADED CONCEPTS, LLC

By: Wilshire Phoenix Funds LLC, its Sponsor

By: _______________________________	By: ________________________________
Name: William Herrmann	Name: J. Garrett Stevens
Title: Managing Partner	Title: Chief Executive Officer

SPONSOR:

WILSHIRE PHOENIX FUNDS LLC

By: _______________________________
Name: William Herrmann
Title: Managing Partner

SCHEDULE A
J. Garrett Stevens
Jay Baker
Andrew Serowik
Travis Trampe
Todd Alberico
Gabriel Tan

SCHEDULE B

[Redacted]